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                                                                 EXHIBIT 23.1

KPMG PEAT MARWICK LLP

        345 Park Avenue
        New York, NY 10154


                         Independent Auditors' Consent



The Board of Directors
Astoria Financial Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Astoria Financial Corporation of our report dated January 22, 1998, relating to the consolidated statements of financial condition of Astoria Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Astoria Financial Corporation. We also consent to the references to our Firm under the heading "Experts" in the registration statement.


                                       /s/ KPMG PEAT MARWICK LLP


New York, New York
July 9, 1998